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                                                                    EXHIBIT 10.2





                              CALIBER SYSTEM, INC.
                           DEFERRED COMPENSATION PLAN
                            EFFECTIVE OCTOBER 1, 1997

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                                TABLE OF CONTENTS

PURPOSE                                                           2

DEFINITION                                                        2

   PARTICIPATION                                                  4
   Enrollment                                                     5
   Balances from Prior Plans                                      5
   Employer Matching Credits                                      5
   Determination of Earnings                                      5
   Statement of Accounts                                          6
   Conversion of Caliber Common Stock                             6

DISTRIBUTIONS                                                     6
   Employer Matching Account                                      6
   Prior Plan Account                                             7
   Deferral Account                                               7
   Disability Benefit                                             7
   Hardship Withdrawal                                            7
   Special Election for Early Distribution                        7
   Death Benefit                                                  7

FUNDING OF BENEFITS                                               7

ADMINISTRATION OF THE PLAN                                        7
   The Committee                                                  7
   Expenses of the Committee                                      8
   Bonding and Compensation                                       8
   Information Submitted to the Committee                         8
   Notices, Statements and Reports                                8
   Insurance                                                      8
   Indemnity                                                      9

CLAIMS PROCEDURE                                                  9
   Filing Claim for Benefits                                      9
   Appeals Procedure                                             10

AMENDMENT, TERMINATION OR SUSPENSION                             10

MISCELLANEOUS                                                    11
   Participant Rights                                            11
   Alienation                                                    11
   Partial Invalidity                                            11
   Choice of Law                                                 11
   Share Available Under Plan                                    11
   Adjustments                                                   11
   Payment to Minors                                             12
   Inability to Locate                                           12
   Successors                                                    12
   Gender, Tense and Headings                                    12


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                     CALIBER SYSTEM, INC, DEFERRED COMPENSATION PLAN

This Deferred Compensation Plan (hereinafter referred to as the "Plan") has been adopted by the Board of Directors of Caliber System Inc. (hereinafter referred to as the "Company"), effective as of October 1, 1997 (the "Effective Date").

I.       PURPOSE

         The purpose of the Plan is to provide supplemental retirement income and death benefits for a select group of key management employees of the Employer.

II.      DEFINITIONS

         The following definitions, set forth in alphabetical order, are used throughout the Plan. Whenever words or phrases have initial capital letters in the Plan, a special definition for those words or phrases is set forth below.

         A. "Account" means the record maintained by the Committee of each Participant's interest in the Plan. The Account may consist of the "Deferral Account", the "Employer Matching Account", the "Prior Plan Account", and such other accounts as the Committee shall designate.

         B. "Beneficiary" means the person, persons or entity designated in writing by the Participant on forms provided by the Committee to receive distribution of his Account balance in the event of the Participant's death. A Participant may change the designated Beneficiary from time to time by filing a new written designation with the Committee, and such designation shall be effective upon receipt by the Committee. If a nonspouse beneficiary is named to receive more than 50% of the Account, the spouse of the Participant must sign a form indicating approval. If a Participant has not designated a Beneficiary, or if a designated Beneficiary is not living or in existence at the time of a Participant's death, any death benefits payable under the Plan shall be paid to the Participant's spouse, if then living, and if the Participant's spouse is not then living, to the Participant's estate.

         C. "Board of Directors" means the Board of Directors of the Company.

         D.       "Caliber Common Stock" means common stock of the Company.

         E. "Caliber Stock Fund" means the Fund deemed to be invested in Caliber Common Stock. If, as a result of a merger, acquisition, sale or other disposition of substantially all the assets of the Company, Caliber Common Stock is no longer traded on a national securities exchange, the Caliber Stock Fund shall be deemed to be invested in shares of common stock of the entity resulting from such transaction.

         F. "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         G. "Committee" means the Compensation Committee of the Board of Directors of the Company, which will be responsible for oversight of this Plan. The Committee is authorized to delegate any or all of its authority from time to time in writing.

         H. "Company" means Caliber System, Inc., or any successor thereto.

         I. "Compensation" means cash or other property payable with respect to a Plan Year to a Participant under any agreement, plan, program or arrangement of an Employer, including base salary, annual incentive compensation and extraordinary bonuses, including bonuses or other amounts paid in lieu of amounts under a Participant's Management Retention Agreement (or other similar agreement).

         J. "Deferral Account" means the record maintained by the Committee credited with each Participant's deferred Compensation and showing payments and withdrawals therefrom and the amount of income, expenses, gains and losses attributable thereto.


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         K.       "Deferral Agreement" means an agreement by a Participant to have a specified percentage or dollar amount of his Compensation deferred under the Plan for a specified period in the future.

         L. "Determination Date" means the last day of each calendar month or such other date as designated by the Company in accordance with Section III(D)(6).

         M. "Disabled" means disabled as defined under the Employer's long term disability plan applicable to the Participant.

         N. "Employer" means Caliber System, Inc. RPS, Inc., Caliber Technology, Inc., Viking Freight, Inc., Caliber Logistics, Inc. and affiliates, and Roberts Express, Inc.

         0. "Employer Matching Account" means the record maintained by the Committee of each Participant's Employer Matching Credit, showing payments and Withdrawals therefrom and the amount of income, expenses, gains and losses attributable thereto.

         P. "Employer Matching Credit" means the matching credits described in Section III(C).

         Q. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         R. "Funds" means the hypothetical investment options made available to the Participant which shall be used as deemed earnings indices for credits to a Participant's Account. The Committee will determine the Funds which will be available from time to time.

         S. "Participant" means a key management employee of an Employer who has been specifically designated by the Board of Directors as eligible to make deferrals of Compensation to the Plan or any former employee of an Employer on whose behalf amounts attributable to Prior Plans have been transferred to the Plan.

         T. "Plan Interest Rate" means for any month the rate of return equal to that which would have been generated had a Participant's Account actually been invested in the Fund or Funds (other than the Caliber Stock Fund) designated by the Participant for such month net of investment-related charges. No provision of this Plan shall be construed as giving any Participant an interest in any of these Funds nor shall any provision require that the Company make any investment in any such Funds.

         U. "Plan Year" means the calendar year. The initial Plan Year, however, will be October 1, 1997 through December 31, 1997.

         V. "Prior Plan Account" means the record maintained by the Committee credited with each Participant's balance rolled into the Plan from one or more Prior Plans and showing payments and withdrawals therefrom and the amount of income, expenses, gains and losses attributable thereto.

         W. "Prior Plans" means the Caliber System, Inc. Long-Term Stock Award Incentive Plan; the Roadway Services, Inc. Stock Credit Plans; the Stock Credit Method Plan, the Spartan Express, Inc. Stock Credit Plan, the Roberts Transportation, Inc. Stock Credit Plan, the Roadway Logistics Systems, Inc. Stock Credit Plan; the Viking Freight, Inc. Stock Credit Plan for 1990.

         X. "Retirement" means a Participant's termination of employment with an Employer following attainment of age 55 with five (5) or more years of service with the Employers and any predecessor of an Employer.

         Y. "Retirement Date" means the first day of the month coinciding with or next following Retirement.

         Z. "Termination" means a Participant's termination of employment with an Employer for reasons other than Retirement, disability or death.


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         AA.      "Termination Date" means the date on which the Participant's employment with an Employer is terminated for reasons other than Retirement, disability or death.

III.     PARTICIPATION

         A.       ENROLLMENT

         A Participant may elect to defer Compensation by delivering an executed Deferral Agreement to the Committee in accordance with the following provisions:

         1. Each Participant who is eligible must delivering an executed Deferral Agreement to the Committee no later than September 30, 1997 in order to be able to elect to defer all or any portion of base salary October 1, 1997 and/or all or any portion of annual incentive compensation that may become payable for 1997.

         2. For subsequent Plan Years, in order to defer all or any portion of his base salary, a Participant must deliver an executed Deferral Agreement to the Committee prior to the first day of the Plan Year from which such Compensation is to be deferred.

         3. For subsequent Plan Years, in order to defer all or any portion of his annual incentive compensation, a Participant must deliver an executed Deferral Agreement to the Committee prior to the first day of July of any Plan Year.

         4. In order to defer all or any portion of his Compensation other than base salary or incentive compensation a Participant must deliver an executed Deferral Agreement to the Committee in accordance with procedures established by the Committee for such deferrals.

         5. A Participant who first becomes eligible to make deferrals of Compensation to the Plan during a Plan Year may, within 3O days after he becomes a Participant, elect to participate in the Plan for such Plan Year by delivering an executed Deferral Agreement to the Committee and his Deferral Agreement will be effective only with regard to Compensation earned or that becomes determinable and payable during the Plan Year following the delivery of the Deferral Agreement with the Committee.

         6. Participants shall make the following elections on each Deferral Agreement:

                  a. The amount to be deferred with respect to each component of his Compensation.

                           Participants may elect to defer all or any portion of his Compensation in one percent (1%) increments. Deferral elections are irrevocable.

                  b. The distribution date with respect to deferrals covered by the Deferral Agreement, pursuant to
                           Section IV(C).

                           The distribution date specified by the Participant must not be less than three years from the end of the Plan Year for which the deferral is made and no later than Retirement. Thereafter, a Participant may make a one-time election to change the distribution date to a later date, change the form of payment from a lump sum to installments and/or increase the number of installments, provided that such election shall not be effective unless the Committee receives the election at least one year and one day before the distribution date initially elected.

                  C. The form of distribution to be made to the Participant at the end of the deferral period, pursuant to Section IV(C).

                           Payment of the Participant's Deferral Account may be made in a single lump sum or in annual installments of up to ten years, adjusted each year to reflect the earnings credited or debited to such Account. The annual payment will be a fraction of a Participant's Account balance based on the number of payment years elected. (Example: over a ten year period, 1/10 of the balance would be paid in the first year, 1/9 in the second year, etc.)



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B.       BALANCES FROM PRIOR PLANS

         Balances as of December 31, 1997 from Prior Plans will be transferred into this Plan effective January 1, 1998 and credited to a Participant's Prior Plan Account. Prior Plan Accounts will at all times be subject to the vesting and distribution provisions of the applicable Prior Plan. The Prior Plan Account shall be deemed to be invested in the Caliber Stock Fund. Participants may not reallocate investment of their Prior Plan Account into other Funds. All or a portion of the Prior Plan Account may be withdrawn pursuant to Section IV(E) (Hardship Withdrawal), but may not be withdrawn pursuant to Sections IV(G)(Early Distributions).

C.       EMPLOYER MATCHING CREDITS

         Beginning January 1, 1998, Employer Matching Credits will be credited (as described below) as follows:


         The first Component is equal to the "matching percentage" (50%, as of the Effective Date) set forth in the Caliber System, Inc. 401(k) Savings Plan (the "Savings Plan"), multiplied by each dollar contributed to the Plan up to 7% (6% for officers of Viking Freight, Inc.) of the Participant's base salary and incentive compensation payable during such Plan Year without regard to deferrals into other plans maintained by the Company, reduced by the amount of matching contributions credited to the Participant's account in the Savings Plan for the same period.

         The second component is equal to the Participant's base salary and annual incentive bonus that is in excess of the Code Section 401
         (a)(17) limit multiplied by the current year allocation percentage in the Caliber System, Inc. Stock Bonus Plan.

         The Employer Matching Credit will be credited to the Employer Matching Account of each Participant who is employed by any affiliate of the Company on the last day of the Plan Year to which such Credit applies, or who terminated employment during such Plan Year as a result of death, Retirement, becoming Disabled or in connection with a "Change in Control" (as defined in Section VIII(A)) annually on December 31 as units of Caliber Common Stock. The number of units shall be determined by dividing the Employer Matching Credit by the average of the fair market value of Caliber Common Stock on the last business day of each month in the Plan Year.

         The Employer Matching Account shall be deemed to be invested in the Caliber Stock Fund. Participants may not reallocate this Account into other Funds, and amounts may not be withdrawn pursuant to Sections IV(F) (Early Distributions).

D.       DETERMINATION OF EARNINGS

         All amounts deferred pursuant to a Deferral Agreement during a calendar month will be credited to a Participant's Account on the fifteenth day of the month in which the deferral is made. Distributions are deducted as of the first day of the month in which the distribution occurs.

         I. A Participant must make an investment election at the time of his initial Deferral Election. The investment election shall designate the portion of the amounts deferred which are to be treated as invested in each available Investment Fund. A Participant's investment election shall remain in effect with respect to each subsequent deferral until the Participant files a change in investment election with the Committee. A Participant may change his investment election either with respect to amounts deferred following the change in investment election or with respect to the deemed investment allocation of the Participant's existing Account, as the Participant may elect. A change in election must be filed with the Committee on a form prescribed by the Committee. A change in investment election will become effective on the first business day of the calendar month next following the Committee's receipt of the change in investment election; provided that the Committee receives the change in investment election no later than the 15th day of such month. All investment elections by a Participant shall be subject to approval by the Committee.


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                  2.       If the Committee receives an initial investment
                           preference which it determines to be incomplete, unclear or improper, the Participant shall be deemed to have filed no investment preference and his Account will be deemed to be invested in a conservative fund selected by the Committee. If the Committee receives a revised investment preference which it determines to be incomplete, unclear or improper, the Participant's investment preference then in effect, shall remain in effect until a proper investment preference is received by the Committee.

                  3. All investment elections shall be advisory only and shall not bind the Company. The Company shall not be obligated to invest any funds or purchase any shares in connection with this Plan. If however, the Company chooses to invest funds to provide for its liabilities under this Plan, the Company shall have complete discretion.

                  4. As of each Determination Date, the Participant's Deferral Account will be credited with the Plan Interest Rate realized since the immediately preceding Determination Date. Amounts credited to each Participant's Deferral Account shall be determined based upon the balance of the Participant's Deferral Account as of the immediately preceding Determination Date with appropriate adjustments for credits of deferrals and distributions as specified in Section III(D) since the immediately preceding Determination Date. Dividends on Caliber Common Stock shall be converted to deemed shares of Caliber Common Stock based on the closing price of Caliber Common Stock on the dividend payment date.

                  5. Dividends on Caliber Common Stock in the Participant's Employer Matching Account and Prior Plan Account shall be converted to deemed shares of Caliber Common Stock based on the closing price of Caliber Common Stock on the dividend payment date.

                  6. If it is determined that the constructive value of an Account as of any date on which distributions are to be made differs materially from the constructive value of the Account on the prior Determination Date upon which the distribution is to be based, the Committee, in its discretion, shall have the right to designate any date in the interim as a Determination Date for the purpose of constructively revaluing the Account so that the Account from which the distribution is being made will, prior to the distribution, reflect its share of such material difference in value. Similarly, the Committee may adopt a policy of providing for regular interim valuations without regard to the materiality of changes in the value of the Accounts.

         E.       STATEMENT OF ACCOUNTS

                  Within a reasonable time after the end of each calendar quarter of the Plan Year, the Committee shall submit to each Participant a statement showing the status of his Account.

         F.       CONVERSION OF CALIBER COMMON STOCK

                  If as a result of a merger, acquisition, sale or other disposition of substantially all the assets of the Common Stock is no longer traded on a national securities exchange, the deemed shares of Caliber Common Stock in the Caliber Stock Fund shall be converted (on such basis as the Committee shall determine) and deemed to be invested in shares of common stock of the entity resulting from such transaction.

IV.      DISTRIBUTIONS

         All distributions, other than from the Caliber Stock Fund, shall be in cash. Distributions of the Caliber Stock Fund shall be paid in shares of Caliber Common Stock; however, the Committee may, in its sole discretion, pay all or a portion of the distribution payable from the Caliber Stock Fund in cash. Distributions shall be subject to applicable federal, state, and local withholding for taxes.

         A. The Employer Matching Account will be paid commencing on February 1 of the year following Retirement in five annual installments. A Participant who terminates employment prior to being eligible for Retirement shall receive a payout of his Employer Matching Account in a single lump sum no later than ninety (90) days following his Termination Date.

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         B.       PRIOR PLAN ACCOUNT

                  Balances transferred from Prior Plans will be paid in accordance with the payment provisions of Prior Plans.

         C.       DEFERRAL ACCOUNT

                  Subject to the provisions of Section III(A)(6)(b), a Participant's Deferral Account shall be distributed in accordance with the election made on the Participant's Deferral Agreement(s) no later than ninety (90) days following the date(s) specified therein; provided, however, that if a Participant's Termination Date is earlier, distribution will be made in a single lump sum no later that ninety (90) days following his Termination Date.

         D.       DISABILITY BENEFIT

                  If a Participant becomes Disabled as defined in Section II(M), his Account will be paid in a lump sum or a series of up to ten annual payments, as elected by the Participant at the time disability is determined.

         E.       HARDSHIP WITHDRAWAL

                  At any time prior to the commencement of benefits hereunder, a Participant may request in writing that the Committee make a distribution to him from his Account balance due to the unforeseeable financial emergency of the Participant. In the event the Committee determines, in its sole discretion, that the Participant is eligible for a distribution under this Section, the distribution shall be made as soon as practicable following the Committee's determination and may not exceed the amount needed to satisfy the immediate and heavy financial hardship of the Participant.

         F.       SPECIAL ELECTION FOR EARLY DISTRIBUTION

                  A Participant may at any time elect to withdraw all or any part of his Account, excluding amounts from the Employer Matching Account and the Prior Plan Account, less a 10% withdrawal penalty (in addition to any applicable tax withholding). A Participant who elects a withdrawal under this Section shall be prohibited from deferring Compensation pursuant to this Plan for three years following the date of the withdrawal.

         G.       DEATH BENEFIT

                  Following the death of a Participant, the Beneficiary shall receive a lump sum distribution of the Account within 60 days following the death of the Participant.

V.       FUNDING OF BENEFITS

         The Plan shall be considered unfunded at all times. All benefits payable under the Plan shall be paid from the Company's general assets, and nothing contained in the Plan shall require the Company to set aside or hold in trust any funds for the benefit of a Participant or his Beneficiary. All Participants shall have the status of a general unsecured creditor with respect to the Company's obligation to make payments under the Plan. However, the Company retains the right to establish a trust and fund a trust at its discretion. Any funds of the Company available to pay benefits under the Plan shall be subject to the claims of general creditors of the Company.

VI.      ADMINISTRATION OF THE PLAN

         A.       THE COMMITTEE

                  The Committee shall be responsible for the administration of the Plan and shall keep a written record of its actions and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan.

                  The Committee is authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. The powers and duties of the Committee shall include, without limitation, the following:

                  1. Resolving all questions relating to the eligibility of employees to become Participants;

                  2. Determining the amount of benefits payable to Participants or their Beneficiaries and authorizing and directing the Company with respect to the payment of benefits under the Plan;

                  3. Construing and interpreting the Plan whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulation of the Plan as are not inconsistent with the terms of the Plan;

                  4. Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan; and

                  5. Engaging any administrative, actuarial, legal, medical, accounting, clerical, or other service it may deem appropriate to effectuate the Plan.

         B.       EXPENSES OF THE COMMITTEE

                  The expenses of the Committee properly and actually incurred in the performance of its duties under the Plan shall be paid by the Company.

         C.       BONDING AND COMPENSATION

                  The members of the Committee shall serve without bond, and without compensation for their services as Committee members except as the Company may provide in its discretion.

         D.       INFORMATION TO BE SUBMITTED TO THE COMMITTEE

                  To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to Participants as the Committee may require, and shall maintain such other records as the Committee may determine are necessary in order to determine the benefits due or which may become due to Participants or their Beneficiaries under the Plan. The Committee may rely on such records as conclusive with respect to the matters set forth therein.

         E.       NOTICES, STATEMENTS AND REPORTS

                  The Company shall be the "administrator" of the Plan as defined in Title I Section 3(16)(A) of ERISA for purposes of the reporting and disclosure requirements imposed by ERISA and the Code. The Committee shall assist the Company, as requested, in complying with such reporting and disclosure requirements.

         F.       INSURANCE

                  The Company, in its discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the Committee members, the members of the Board of Directors and other employees to whom any responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.


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


         G.       INDEMNITY

                  If the Company does not obtain, pay for and keep current the type of insurance policy or policies referred to in Section VI(F), or if such insurance is provided but any of the parties referred to in Section VI(F) incur any costs or expenses which are not covered under such policies, then the Company shall indemnify and hold harmless, to the extent permitted by law such parties against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such parties in performing their duties and responsibilities under this Plan, provided that such party or parties were not guilty of willful misconduct. In the event that such party is named as a defendant in a lawsuit or proceeding involving the plan (other than in a lawsuit brought against such party by the Company) the party shall be entitled to receive on a current basis the indemnity payments provided for in this subsection, provided however, that if the final judgment entered in the lawsuit or proceeding holds that the party is guilty of willful misconduct with respect to the Plan, the party shall be required to refund the indemnity payments that it has received.

VII.     CLAIMS PROCEDURE

         A.       FILING CLAIM FOR BENEFITS

                  If a Participant or Beneficiary (hereinafter referred to as the "Applicant") does not receive the timely payment of the benefits which the Applicant believes are due under the Plan, the Applicant may make a claim for benefits in the manner hereinafter provided.

                  All claims for benefits under the Plan shall be made in writing and shall be signed by the Applicant. Claims shall be submitted to a representative designated by the Committee and hereinafter referred to as the "Claims Coordinator." The Claims Coordinator may, but need not, be a member of the Committee. If the Applicant does not furnish sufficient information with the claim for the Claims Coordinator to determine the validity of the claim, the Claims Coordinator shall indicate to the applicant any additional information which is necessary for the Claims Coordinator to determine the validity of the claim.

                  Each claim hereunder shall be acted on and approved or disapproved and notice given of its decision by the Claims Coordinator within 90 days following the receipt by the Claims Coordinator of the information necessary to process the claim.

                  In the event the Claims Coordinator denies a claim for benefits in whole or in part, the Claims Coordinator shall notify the Applicant in writing of the denial of the claim and notify the Applicant of his right to a review of the Claims Coordinator's decision by the Committee. Such notice by the Claims Coordinator shall also set forth, in a manner calculated to be understood by the Applicant, the specific reason for such denial, the specific provisions of the Plan or Agreement on which the denial is based, a description of any additional material or information necessary to perfect the claim, with an explanation of why such material or information is necessary, and an explanation of the Plan's appeals procedure as set forth in this Section.

                  If no action is taken by the Claims Coordinator on an Applicant's claim within 90 days after receipt by the Claims Coordinator, such claim shall be deemed to be denied for purposes of the following appeals procedure.




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
         B.   APPEALS PROCEDURE

              An Applicant whose claim for benefits is denied in whole or in part may appeal from such denial to the Committee for a review of the decision by the Committee. Such appeal must be made within three months after the Applicant has received actual or constructive notice of the denial as provided above. An appeal must be submitted in writing within such period and must:

              1. Request a review by the Committee of the claim for benefits under the Plan;

              2. Set forth all of the grounds upon which the Applicants request for review is based and any facts in support thereof, and

              3 Set forth any issues or comments which the Applicant deems pertinent to the appeal.

                    The Committee shall regularly review appeals by Applicants. The Committee shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of time for processing, in which case a decision shall be rendered by the Committee as soon as possible but not later than 120 days after the appeal is received by the Committee.

                    The Committee shall make full and fair review of each appeal and any written materials submitted by the Applicant in connection therewith "The Committee may require the Applicant to submit such additional facts, documents or other evidence as the Committee in its discretion deems necessary or advisable in making its review. The Applicant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee, provided the Committee finds the requested documents or materials are pertinent to the appeal.

                    On the basis of its review, the Committee shall make an independent determination of the Applicant's eligibility for benefits under the Plan. The decision of the Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

                    In the event the Committee denies an appeal in whole or in part, the Committee shall give written notice of the decision to the Applicant, which notice shall set forth, in a manner calculated to be understood by the Applicant, the specific reasons for such denial and which shall make specific reference to the pertinent provisions of the Plan or Agreement on which the Committees decision is based.

VIII. AMENDMENT, TERMINATION OR SUSPENSION

        A. The Plan may be amended or terminated by the Company at any time. Such amendment or termination may modify or eliminate any future deferrals but cannot reduce or eliminate any other benefits under the Plan. Notwithstanding the preceding provisions of this Section, for one year following a Change in Control the Company shall be prohibited from amending the Plan in any way that adversely affects one or more Participants. For purposes of the Plan, "Change in Control" means a "Change in Control " as defined in the most recent Management Retention Agreement (or other contract providing benefits in the event of a change in control of the Company) between the Company and the Company's Chief Executive Officer.

         B. The Plan is intended to provide benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title 1 of ERISA. Accordingly, in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt, the Plan shall terminate as of the date it became nonexempt.

         C. The Board of Directors in its sole discretion may accelerate all benefits upon termination of the Plan, and pay such benefits in a single lump sum.



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








 IX. MISCELLANEOUS

         A.   PARTICIPANT RIGHTS

              Nothing in the Plan shall confer upon a Participant the right to continue in the employ of an Employer or shall limit or restrict the right of an Employer to terminate the employment of a participant at any time with or without cause.

         B.   ALIENATION

              Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right of benefit shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, liability or torts of a Participant or Beneficiary.

         C.   PARTIAL INVALIDITY

              If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue to be in full force and effect without being impaired or invalidated in any way.

         D.   CHOICE OF LAW

              The Plan shall be construed in accordance with ERISA and, to the extent not pre-empted by ERISA, the laws of the State of Ohio.

         E.   SHARES AVAILABLE UNDER THE PLAN

              Shares delivered by the Company under the Plan shall be treasury shares or shares that have been or may be acquired by the Company.

         F.   ADJUSTMENTS

              The Board shall make or provide for such adjustments in the number of units in a Participant's Account as the Board, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of the Participant that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

         G.   PAYMENT TO MINORS OR PERSONS UNDER LEGAL DISABILITY

              If any benefit becomes payable to a minor or to a person under a legal disability, payment of such benefit shall be made only to the conservator or guardian of the intended recipient appointed by a court of competent jurisdiction or any other individual or institution maintaining or having custody of such intended recipient. A release by such conservator, guardian, individual or institution shall constitute a legal discharge of the Plan's obligation to the intended recipient.

         H.   INABILITY TO LOCATE

              If the Participant or Beneficiary cannot be located by the Company using the Participant's or Beneficiary's last known address on file with the Company within one year of the Participant's Termination Date or death, all benefits due under the Plan will be forfeited. It is the sole responsibility of the Participant and/or Beneficiary to maintain a current address on file with the Company.

         I.   SUCCESSORS

              In the event of any consolidation, merger, acquisition, or reorganization of the Company, the obligations of the Company under this Plan shall continue and be binding upon the Company and successors.

          J.  GENDER, TENSE AND HEADINGS

              Whenever any words are used herein in the masculine gender, they shall be construed as through they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings and Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.




 Executed at _______________, this ________ day of ________________, 1997.


                                               CALIBER SYSTEM INC.

                                               By
                                                  ------------------------------
                                               Its
                                                  ------------------------------








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